INFORMATION REQUIRED IN PROXY STATEMENT

                     SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities
              Exchange Act of 1934 (Amendment No.   )

Filed by the registrant  [ X ]

Filed by a party other than the registrant  [   ]

Check the appropriate box:

[ x ] Preliminary proxy statement
[   ] Definitive proxy statement
[   ] Definitive additional materials
[   ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                            PL BRANDS, INC.
           (Name of Registrant as Specified in Its Charter)

                            PL Brands, Inc.
              (Name of Person(s) Filing Proxy Statement)


Payment of filing fee (Check the appropriate box):

[ X ] No fee required.
[   ] Fee computed on the table below  per  Exchange Act Rules 14a-6(i)(4)
      and 0-11.

      (1)  Title of each class of securities to which transaction applies: N/A
      (2)  Aggregate number of securities to  which  transaction  applies: N/A
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: N/A
      (4)  Proposed maximum aggregate value of transaction:  N/A
      (5)  Total fee paid: N/A

[   ] Check box if any part of the fee is offset as provided by  Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)  Amount previously paid:  N/A
      (2)  Form, schedule or registration statement no.:  N/A
      (3)  Filing party:  N/A
      (4)  Date filed:  N/A

                  PL BRANDS, INC.
             421 North Wabasha Street
                     Suite 260
             St. Paul, Minnesota 55102


     NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
           TO BE HELD ON MARCH 22, 2001

To the Stockholders:

     PLEASE TAKE NOTICE that a Special Meeting of Stockholders (the "Special Meeting") of PL Brands, Inc. (the "Company") will be held on
March 22, 2001, at 1:00 p.m., local time, at the St. Paul Hotel, 350 Market Street, St. Paul, Minnesota 55102, for the following purposes:

     1. To elect six Directors to serve as the Board of Directors of the Company until the next Annual Meeting of Stockholders and until their successors shall be elected and shall qualify;

     2. To change the name of the Company from "PL Brands, Inc." to "Othnet, Inc." (the "Corporate Name Change");

     3. To authorize an amendment to the Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock and Preferred Stock (the "Capitalization Amendment");

     4. To ratify the selection of Deloitte Touche, LLP as the Company's independent auditors; and

     5. To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

     The close of business on February 16, 2001 has been fixed as the record date for determining stockholders entitled to receive notice of and to vote at the Special Meeting and at any adjournment thereof.

     Your attention is called to the proxy statement on the following pages. We hope that you will attend the Special Meeting. If you do not plan to attend, please sign, date and mail the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States.

                         By Order of the Board of Directors,


                         Richard A. Barbari,
                         Chairman
St. Paul, Minnesota
February 27, 2001

                  PL BRANDS, INC.
                  PROXY STATEMENT
          SPECIAL MEETING OF STOCKHOLDERS
           TO BE HELD ON MARCH 22, 2001
           _____________________________


                   INTRODUCTION

     This Proxy Statement is being furnished to stockholders of PL
Brands, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") for use at a Special Meeting of Stockholders of the Company to be held on March 22, 2001, at 1:00 p.m., local time, at the St. Paul Hotel, 350 Market Street, St. Paul, Minnesota 55102, and at any adjournment thereof (the "Special Meeting").

     The Board has fixed the close of business on February 16, 2001 as the record date for the determination of stockholders entitled to receive notice of, and vote at, the Special Meeting (the "Record Date"). Accordingly, only stockholders of record on the books of the Company at the close of business on the Record Date will be entitled to vote at the Special Meeting. On the Record Date, the Company had outstanding approximately 16,899,279 shares of Common Stock, par value $.001 per share (the "Common Stock") which are the only outstanding voting securities of the Company. On all matters, each share of Common Stock is entitled to one vote.

     The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, officers, directors and other employees of the Company may solicit proxies by personal contact, telephone, facsimile or other electronic means without additional compensation. This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about February 27, 2001.

     Proxies in the accompanying form which are properly executed, duly returned and not revoked, will be voted in accordance with the instructions thereon. If no instructions are indicated thereon, proxies will be voted FOR all matters listed in the Notice of Special Meeting of Stockholders and in accordance with the discretion of the person(s) voting the proxies with respect to all other matters properly presented at the Special Meeting. Execution of a proxy will not prevent a stockholder from attending the Special Meeting and voting in person. Any stockholder giving a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company written notice of revocation bearing a later date than the proxy, by delivering a later-dated proxy, or by voting in person at the Special Meeting. Attendance at the Special Meeting will not, in and of itself, constitute revocation of a proxy. The holders of a majority of the shares of Common Stock outstanding and entitled to vote as of the Record Date, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Special Meeting. A plurality of the votes cast at the Special Meeting will be required for the election of directors. Approval of the Corporate Name Change and Capitalization Amendment requires the affirmative vote of a
majority of the outstanding shares entitled to vote thereon.   The
ratification of the selection of Deloitte Touche, LLP as independent auditors requires the affirmative vote of a majority of the votes cast at such meeting. If a stockholder, present in person or represented by proxy, abstains on any matter, the stockholder's shares will not be voted on such matter. Thus, an abstention from voting on a matter has the same legal effect as a vote "against" the matter, even though the stockholder may interpret such action differently.

Information Concerning The Company

     The Company was originally incorporated under the name "Malone
Road Investments, Ltd." on August 6, 1990 in the Isle of Man. The Company was redomesticated in the Turks and Caicos Islands on April 21, 1992, and subsequently domesticated as a Delaware corporation on May 12, 1994. Pursuant to Delaware law the Company is deemed to have been incorporated in Delaware as of August 6, 1990. The Company changed its name to PL Brands, Inc. on June 6, 1994.

      The Company's principal business was initially in development, production and marketing of private label prepared foods. Prior to January 1, 1994 the Company's activities were primarily limited to research and development of its business plan and recruitment of personnel. Full-time operations began in March 1994. On August 19, 1994 the Company purchased 100% of the outstanding shares of Alma Pack Bottling Corporation ("Alma Pack"). Until January 1998, Alma Pack's bottling business comprised the Company's principal operation. Under this strategy, the Company was never able to attain profitability and the continued stockholders' deficiency raised doubt about the Company's ability to continue as a going concern.

     In 1998 the Company revised its strategy and sold all of the shares of Alma Pack and acquired all of the issued and outstanding shares (the "Gandalf Shares") of Gandalf Graphics Limited ("Gandalf") from Marcella Downey ("Downey") for Canadian $400,000 which was paid by issuing a promissory note to Downey for Canadian $400,000 (the "Note") with the principal due and payable on January 1, 2000. Gandalf provided digital pre-press services and digital print services. Pursuant to an agreement made as of May 1, 1999 wherein the Company acknowledged that it had not and would not repay the principal amount of the Note and any accrued and unpaid interest to Downey on January 1, 2000, the parties decided to resolve any controversy that would result from the inability of the Company to pay, and agreed that Downey return the Note to the Company in exchange for the return of the Gandalf Shares.

     From January 1998 through the end of the fiscal 1999, the business of Gandalf comprised the Company's principal operation. During the fiscal year ended April 30, 2000, the Company had no material business operations.

     In May 2000, the Company entered into an agreement to acquire substantially all of the assets of Oth.net, Inc., a Florida corporation, as well as the Oth.net domain name, in exchange for 4,500,000 shares of the Company's Common Stock and $500,000, which funds were paid on June 30, 2000. Oth.net, Inc. is an internet based search engine for music on the world wide web. In addition, during the quarter ended July 31, 2000, the Company sold 1,000,000 and 756,000 restricted shares of Common Stock at $.50 and $3.00, respectively, to a total of nine investors for an aggregate consideration of $2,768,000 and issued an aggregate of 1,500,000 restricted shares of Common Stock to certain persons in connection with employment arrangements and other services rendered after April 30, 2000 and cash in the aggregate amount of $1,500. Such funds will be used for operations and development of the business resulting from the acquisition of substantially all of the assets of Oth.net, Inc.

     As a result of such acquisition, the Company intends to expand the Oth.net business from primarily an internet based search engine for music on the world wide web to a more diverse digital entertainment business organization providing music, video and movie content on the internet. The Company is in the process of rewriting its web site and is developing new software that will be directed at the peer-to-peer environment. No assurance can be given that the Company's business will prove to be successful or that it will be able to operate profitably.

PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of the Record Date, certain information with regard to the record and beneficial ownership of the Company's Common Stock by (i) each stockholder owning of record or beneficially 5% or more of the Company's Common Stock, (ii) each director of the Company and each person nominated to be a Director, (iii) the Company's Chief Executive Officer and other executive officers, if any, of the Company whose annual base salary and bonus compensation was in excess of $100,000 (the "named executive officers"), and (iv) all officers and directors of the Company as a group:

                              Amount and Nature of   Percent
Name                          Beneficial Owership    of Class

Christopher J. Pearson        2,760,000 (1)          16.3%
Benjamin S. Houge             1,015,000 (2)           6.0%
Rabobank Asia Ltd.            1,000,000 (3)           5.9%
Richard A. Barbari              650,000 (4)           3.8%
Robert Brown                          5 (5)             *
Louis Fornetti                        - (6)             -
Anthony L. Rafel                      - (7)             -
Roland D. Pampel                      - (8)             -

All Officers and Directors
Directors as a Group          3,410,005              20.2%
________________________

*    Less than one (1%) percent.

(1) The address for Mr. Pearson is 421 North Wabasha Street, Suite 260, St. Paul, Minnesota.

(2) Consists of 600,000 shares held by Mr. Houge, and 175,000 shares held by D&T Partners and 240,000 shares held by Spokane Partners. Mr. Houge is a partner of both partnerships. The address for Mr. Houge is 310 Fourth Avenue South, Minneapolis, Minnesota.

(3)  Its address is 77 Robinson Road, SIA Building, Singapore.

(4) Consists of 400,000 shares held by Mr. Barbari and 250,000 shares held by his wife. The address for Mr. Barbari is 421 North
     Wabasha Street, Suite 260, St. Paul, Minnesota.

(5)  The address for Mr. Brown is 260 Bartley Drive, Toronto, Ontario,
     Canada.

(6)  The address for Mr. Fornetti is 13153 Hannover Court, Apple
     Valley, Minnesota.

(7)  The address for Mr. Rafel is 1001 Fourth Avenue Plaza, Seattle,
     Washington.

(8)  The address for Mr. Pampel is 686 Katemore Lane, Naples, Florida.

               ELECTION OF DIRECTORS

                    Proposal 1

     A Board of Directors consisting of six members is to be elected by the stockholders, to hold office until the next Annual Meeting of Stockholders and until their successors are duly elected and qualify.

     Unless authority is withheld, it is intended that proxies will be voted for the election of the six nominees below, all of whom are currently serving as directors. The Board of Directors does not contemplate that any of these nominees will be unable or will decline to serve. However, if any of them is unable or declines to serve, the persons named in the accompanying proxy may vote for another person or persons in their discretion.

Information Concerning Nominees

     The following table sets forth certain information with respect to the six nominees for election to the Board of Directors.

                            Present Position           Has Served as
Name                   Age  and Offices                Director Since

Richard A. Barbari     61   President, Chief Executive    2001
                            Officer and Chairman

Christopher J. Pearson 24   Vice President                2001

Louis Fornetti         50   Director                      2001

Anthony L. Rafel       45   Director                      2001

Roland D. Pampel       65   Director                      2001

Robert Brown           40   Treasurer and Director        1994


     RICHARD A. BARBARI has been President, Chief Executive Officer, Chairman and Director of the Company since February 2001 and an employee of the Company since August 2000. From June 1998 to August 2000, Mr. Barbari was Vice President and then Global Accounts Executive for Compaq Computer Corp. and from May 1994 to June 1998 he was Executive Vice President, Worldwide Marketing and International Sales of Microcom Inc. which was acquired by Compaq Computer Corp. From 1991 to 1994 Mr. Barbari held positions at Nicolet Instruments Inc. including Director of the Test Instruments Division. Prior thereto, he was Chief Executive Officer and Chairman of Ultimap Corp., a publicly held GIS software company.

     CHRISTOPHER J. PEARSON has been Vice President and a Director of the Company since February 2001 and an employee of the Company since August 2000. Since 1995, Mr. Pearson has been an internet software developer and was the founder of the Oth.net business which was acquired by the Company as of June 2000.

     LOUIS FORNETTI has been a Director of the Company since February 2001. From 1995 to 1998, Mr. Fornetti was Executive Vice-President and Chief Financial Officer of Dain Rauscher Inc. (formerly Interra Financial), a securities brokerage and investment banking firm. He also served as President and Chief Executive Officer of Interra Clearing Services. Prior to Dain Rauscher, Mr. Fornetti spent 10 years with American Express Financial Advisor, with his last position there as Senior Vice-President, Chief Financial Officer and a member of the Board of Directors. Mr. Fornetti was Vice-President and Corporate Controller of The St. Paul Companies from 1979 to 1985. Prior thereto, from 1972 to 1979, he was a Certified Public Accountant and Audit Manager with KPMG, a national public accounting firm. He currently serves as Chairman of the Board of I-Pool Corporation and a Board Member and Treasurer of CLUES, a social service agency. He holds certifications from the Minnesota Society of Certified Public Accountants and the American Institute of Certified Public Accountants.

     ANTHONY L. RAFEL has been a Director of the Company since February 2001. Mr. Rafel is an attorney licensed to practice in New York, New Jersey and Washington State. He is past president of the Federal Bar Association of the Western District of Washington and current chair of its Website/Communications Committee. He also serves as a lawyer representative to the Ninth Circuit Judicial Conference, and as a member of the Civil Justice Reform Act Advisory Group for the Western District of Washington. Mr. Rafel was a state Bar Examiner in Washington from 1994-1998. Mr. Rafel is a trial lawyer and principal in the Seattle law firm of Riddell Williams P.S. since May 2000. From 1995 to April 2000, he was a principal in Rohan Goldfarb Rafel & Shapiro, P.S. He also serves on the board of directors of Image Technology Corporation, an Internet provider of court records and briefs.

     ROLAND D. PAMPEL has been a Director of the Company since February 2001. Mr. Pampel is retired. From March 1994 to January 1997, Mr. Pampel held the positions of President, Chief Executive Officer and director of Microcom Inc. ("Microcom"), a manufacturer of computer equipment. From October 1991 to September 1993, prior to joining Microcom, Mr. Pampel was President and Chief Executive Officer of Nicolet Instrument Inc., a manufacturer of medical instruments. He currently serves on the Board of Directors of Infinium Software, Inc., a provider of client-server business software applications, and Peritus Software Services, Inc., a provider of software products and services. He is also a member of the Board of Trustees of the National Public Radio Foundation.

     ROBERT BROWN has been a Director and Treasurer of the Company since May 1994 and was Vice President - Finance and Secretary from May
1994 to February 2001.   Since 1998, Mr. Brown has also been Chief
Financial Officer of Gandalf Graphics Limited, a former subsidiary of the Company.

The Company's Executive Officers

     There are no executive officers of the Company other than those named above, except David M. Kaye, age 46, Secretary of the Company.

     DAVID M. KAYE has been Secretary of the Company since February
2001. Mr. Kaye is an attorney and has been a partner in the law firm of Danzig Kaye Cooper & Fiore, LLP (formerly Danzig Garubo & Kaye, LLP) located in Florham Park, New Jersey, since the firm's inception in February 1996. Such firm provides certain legal services to the Company. Since 1980, Mr. Kaye has been a practicing attorney in the New York City metropolitan area specializing in corporate and securities matters. He is currently a director of Nutrition Now, Inc., a company which manufactures and markets nutritional products, and Dionics, Inc., a company which designs, sells and manufactures semi-conductor electronic products.

Executive Compensation

     No compensation was paid by the Company to any executive officer
prior to April 30, 1994.   In fiscal 2000 and 1999, respectively, Andre
Corbeil, formerly the Chief Executive Officer of the Company, was paid $63,000 and $50,000, Robert Brown, formerly Chief Financial Officer (currently Treasurer and Director), was paid $33,000 and $33,000, Larry Downey, formerly Chief Operating Officer, was paid $28,000 and $18,000. In Fiscal 2000, there are no other forms of long term or other compensation. See " - Employment Contracts and Termination of Employment and Change in Control Arrangements" for information on the employment contracts entered into with Richard A. Barbari and Christopher J. Pearson subsequent to the end of fiscal 2000.

Compensation of Directors

     During the fiscal year ended April 30, 2000, no director of the Company received any cash compensation for his services as such. In the past, directors have been and will continue to be reimbursed for reasonable expenses incurred on behalf of the Company. The Company anticipates that at some time in the near term it may adopt a compensation arrangement for non-employee directors which may include a certain amount of cash compensation for serving on the Board as well as stock options.
As of the date hereof, no such arrangements have been made.

Employment Contracts and Termination of Employment and Change in Control Arrangements

     Richard A. Barbari , President and Chief Executive Officer of the Company, is employed pursuant to an employment agreement expiring August 2002 at an annual base salary of $250,000 per year. The agreement provides that his base salary will be reviewed on an annual basis and any modifications thereto will be subject to the discretion of the Company, but at no time will the base salary be reduced below the initial level. The agreement also provides that Mr. Barbari will be eligible to participate in the Company's bonus plan or stock option plan, when and if established. The Company has also agreed to provide Mr. Barbari with an automobile allowance, health and life insurance and certain other benefits. The agreement provides that at its second anniversary date it may be extended for a period of one year by mutual agreement of the parties. See, also " - Transactions with Management and Others" for information on the shares of Common Stock purchased by Mr. Barbari and his nominees.

     Christopher J. Pearson, Vice President of the Company, is employed pursuant to an employment agreement at an annual base salary of $125,000 per year. The agreement has a term of at least two years (until August
2002) and thereafter until terminated by either party thereto. The agreement provides that his base salary will be reviewed on an annual basis and any modifications thereto will be subject to the discretion of the Company, but at no time will the base salary be reduced below the initial level. The agreement also provides that Mr. Pearson will be eligible to participate in the Company's bonus plan or stock option plan, when and if established. The Company has also agreed to provide Mr. Pearson with health and life insurance and certain other benefits.

     The Company does not have any termination or change in control arrangements with any of its named executive officers, except that the employment agreement with Mr. Barbari provides that in the event his employment is terminated (other than for cause) or there occurs a change of control prior to August 2002, the Company shall pay Mr. Barbari his entire salary, bonuses and other compensation that would be owed through the end of August 2002 if his employment had not been terminated or there had not occurred a change of control.
In addition, any partially or unvested options, if any, shall become fully vested at termination of employment.

Transactions with Management and Others

     In 1998, the advances from related parties which were due to directors, were non-interest bearing, unsecured and had no fixed terms of repayment. During 1999, the advances were repaid. During 2000, the Company paid rent of $Nil (1999 - $33,145; 1998 - $17,470) to a company owned by the spouse of a former director of the Company. During the 1999 fiscal year, the Company purchased capital assets in the amount of $390,490 from a company that is 100% owned by one of the Company's former directors and former chief operating officer. The transactions are measured under normal trade terms and conditions. As at April 30, 2000, $Nil (1999 - $135,357) of this amount is included in accounts payable.

     In 1998, the Company acquired all of the issued and outstanding shares (the "Gandalf Shares") of Gandalf Graphics Limited ("Gandalf") from Marcella Downey ("Downey") for Canadian $400,000 which was paid by issuing a promissory note to Downey for Canadian $400,000 (the "Note") with the principal due and payable on January 1, 2000. Pursuant to an agreement made as of May 1, 1999 wherein the Company acknowledged that it has not and shall not repay the principal amount of the Note and any accrued and unpaid interest to Downey on January 1, 2000, the parties decided to resolve any controversy that would result from the inability of the Company to pay, and agreed that Downey return the Note to the Company in exchange for the return of the Gandalf Shares. Marcella Downey is the spouse of Larry Downey, a former director and officer of the Company.


     In May 2000, the Company entered into an agreement to acquire substantially all of the assets of Oth.net, Inc., a Florida corporation (founded by Christopher Pearson), as well as the Oth.net domain name, in exchange for 4,500,000 shares of the Company's Common Stock and $500,000, which funds were paid to Christopher Pearson on June 30, 2000. Mr. Pearson received 2,760,000 of the 4,500,000 shares issued in connection with such transaction.

     During the same period of time as the purchase of the Oth.net assets and the Oth.net domain name, an employment arrangement was made between the Company and Richard Barbari who has been engaged by the Company. See " - Employment Contracts and Termination of Employment and Change in Control Arrangements". As enticement to join the Company, Mr. Barbari and his nominees purchased 1,000,000 restricted shares of the Company's Common Stock at $.001 per share.

     See " - Employment Contracts and Termination of Employment and
Change in Control Arrangements" for information on the employment contracts entered into with Richard A. Barbari and Christopher J. Pearson.

Material Proceedings

     There are no material proceedings to which any director or executive officer of the Company is a party adverse to the Company or any if its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Additional Information

     During the fiscal year ended April 30, 2000, the Board of Directors of the Company held no formal meetings. However, the Board of Directors took action by unanimous written consent and met informally on other occasions during the period. The Company does not currently have a standing audit or nominating committee, or a compensation committee, although it is anticipated that at some time in the near term the Board of Directors may appoint an audit and a compensation committee to serve at the direction of the Board.

          PROPOSED CORPORATE NAME CHANGE

                    Proposal 2

     At the Special Meeting, holders of shares of Common Stock will be asked to consider and vote upon a proposal to change the name of the Company from "PL Brands, Inc." to "Othnet, Inc." (the "Corporate Name Change"), by means of an amendment to the Company's Certificate of Incorporation. The Board of Directors has adopted resolutions approving the Corporate Name Change and recommending that the Corporate Name Change be submitted to the Stockholders for their approval at the Special Meeting. If the proposed amendment to the Certificate of Incorporation is approved by the requisite number of shares of Common Stock entitled to vote at the Special Meeting, the Corporate Name Change and the proposed amendment to the Company's Certificate of Incorporation will become effective upon the filing of a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of Delaware, which is expected to occur shortly after Stockholder approval.

     As a result of the acquisition of substantially all of the assets of Oth.net, Inc., a Florida corporation, as well as the Oth.net domain name, the business of Oth.net has become the Company's primary business operation. As a result of such acquisition, the Company intends to expand the Oth.net business from primarily an internet based search engine for music on the world wide web to a more diverse digital entertainment business organization providing music, video and movie content on the internet. Accordingly, management believes that with the name "PL Brands, Inc.", there is no clear relationship to the Company's current business activities. Management believes that there is already substantial name recognition among the public for the name "Othnet" and that, as a result of the Corporate Name Change, the Company may develop a clearer and more recognizable identity in the marketplace.

     The Board of Directors believes that the Corporate Name Change, and accordingly the proposed amendment, are in the best interests of the Company and its stockholders and recommends that the stockholders approve the Corporate Name Change and the proposed amendment of the Company's Certificate of Incorporation.

         The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required for approval of the Corporate Name Change and the proposed amendment of the Certificate of Incorporation.

     The text of the proposed amendment to the Certificate of Incorporation is as follows:

     That the FIRST Article of the Certificate of Incorporation be and it hereby is amended to read in its entirety as follows:

     "FIRST: The name of the Corporation is Othnet, Inc."

     The Board of Directors recommends a vote "for" the approval of the Corporate Name Change and the related amendment to the Certificate of Incorporation

   PROPOSED INCREASE IN THE COMPANY'S AUTHORIZED SHARES
          OF COMMON STOCK AND PREFERRED STOCK

                    Proposal 3

     The Board of Directors has unanimously adopted a resolution declaring it advisable to amend the FOURTH Article of the Company's Certificate of Incorporation to provide for an increase in the number of authorized shares of Common Stock from 20,000,000 shares of Common Stock, $0.001 par value, to 40,000,000 shares and an increase in the number of authorized shares of Preferred Stock from 1,000,000 shares of Preferred Stock, $0.001 par value, to 2,000,000 shares (the "Capitalization Amendment"), and has directed that the resolution be submitted to a vote of the stockholders. If the proposed amendment is approved by the affirmative vote of holders of a majority of the Company's outstanding shares, the authorized capital stock of the Company will consist of 40,000,000 shares of Common Stock $0.001 par value, and 2,000,000 shares of Preferred Stock, $0.001 par value, issuable in series.

     The Company is presently authorized to issue 20,000,000 shares of its Common Stock of which 16,899,279 are currently outstanding, leaving 3,100,721 shares of Common Stock available; and the Company is presently authorized to issue 1,000,000 shares of Preferred Stock of which no shares are currently outstanding.

     The Board of Directors believes that the growing complexity of modern business financing requires greater flexibility in the Company's capital structure than now exists. The availability of additional shares might be used for general corporate purposes such a raising capital, acquisitions or attempting to obtain, retain and reward skilled management by establishing stock options and other stock-related benefit plans. Increasing the number of shares available for issuance would also permit the Board, if and when it deemed it advisable, if at all, to declare a stock split or stock dividend.

     Management recognizes that the Company's present funds, together with any operating revenues that may be recognized in the immediate future, may be insufficient to fully implement the business plan of the Company. Thus, substantial additional capital will, in all likelihood, be needed in order to fund operations. In this regard, it is anticipated that a certain portion of the additional authorized shares of Common Stock and Preferred Stock as contemplated by the Capitalization Amendment will be needed in order to meet such funding requirements. Management has had preliminary discussions with certain parties and investment banking firms concerning capital raising possibilities in the future but as of the date hereof there are no such arrangements or firm intentions which have been made.

     The Board of Directors strongly believes that opportunities may arise which will require prompt action and in which any delay incurred in seeking stockholder approval for issuance of additional shares could be detrimental to the Company and its stockholders. In the Board's opinion, the proposed amendment to the Company's Certificate of Incorporation will give the Company the flexibility to take advantage of such opportunities and to operate more effectively. Authorization of such additional shares would permit the issuance at various times of shares which could be specifically adapted to a wide variety of circumstances. As to each series of Preferred Stock, the Board of Directors has the power to fix the dividend rights, dividend or interest rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption prices and liquidation preferences, and any other powers, designations, preferences and relative participating, optional or other rights of the series, as well as any qualifications, limitations or restrictions on any of the rights of the series, and the number of shares constituting the series and the designation thereof, all without further approval of the stockholders, except as may be required by application of applicable law or stock exchange rules.

     Other than as described above, there are no present negotiations, agreements, or firm intentions regarding the future issuance of any authorized but unissued shares of Common Stock or Preferred Stock. No stockholder of the Company presently has, or would have, any preemptive rights relating to the future issuance of any shares of Common Stock or Preferred Stock.

     Shares of Common Stock or Preferred Stock would be issued only as, if, and when the Board of Directors believed the issuance to be in the best interests of the Company and its stockholders. It is possible, however, that the issuance of shares of Preferred Stock with dividend and liquidation preferences could diminish the amounts which would otherwise be available to the holders of Common Stock for these purposes. To the extent that any series of Preferred Stock is made convertible into shares of Common Stock of the Company, or that Common Stock or Preferred Stock is issued for cash or assets, a dilution of the equity and the present voting interest of the outstanding shares of Common Stock could result.

     It is not possible to state the actual effect of the authorization of additional shares of the Preferred Stock upon the rights of the Company's Common stockholders until the Board of Directors has specified the rights of a series of the Preferred Stock. However, the rights of any such series, if and when issued, might preclude or make difficult a merger or takeover, making the Company a less attractive potential takeover candidate. Although the Board would make such a determination based on its judgment as to the best interest of stockholders, the Board could so act to discourage an acquisition attempt or other transaction viewed favorably by the holders of a majority of the outstanding voting stock of the Company. Thus, the authorization of Preferred Stock might be deemed to have an anti-takeover effect. On balance, however, the Board believes that the advantages of increasing its flexibility to act in the face of a proposed transaction outweighs any resulting disadvantages to the Company's stockholders. This proposal is not part of a plan by management to adopt a series of amendments which may have an anti-takeover effect nor does management presently intend to propose any anti-takeover measures in any future solicitation of proxies. Management does not believe that any provisions of the Company's present Certificate of Incorporation or By-laws is likely to have an anti-takeover effect.

     The Board of Directors  believes  that the Capitalization
Amendment is in the best interests of the Company and its Stockholders and recommends that the stockholders approve the Capitalization Amendment.
The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required for approval of the Capitalization Amendment.

     The text of the proposed amendment to the Certificate of Incorporation is as follows:

     That the first sentence of the FOURTH Article of the Certificate of Incorporation be and it hereby is amended to read in its entirety as follows:

     "FOURTH:   The total number of shares of all classes which the
Corporation is authorized to have outstanding is Forty Million
(42,000,000) shares of which stock Forty Million (40,000,000) shares in the par value of $.001 each, amounting in the aggregate of Twenty Thousand Dollars ($40,000) shall be common stock and of which Two Million
(2,000,000) shares in the par value of $.001 each, amounting in the aggregate to Two Thousand Dollars ($2,000) shall be preferred stock."

     The Board of Directors recommends a vote "for" the approval of the Capitalization Amendment.

               SELECTION OF AUDITORS

                    Proposal 4

     The Board of Directors has appointed Deloitte Touche, LLP, independent certified public accountants, as the Company's independent auditors for the fiscal year ending April 30, 2001, subject to ratification by the Company's stockholders. Deloitte Touche, LLP has audited the financial statements of the Company since 1996. It is expected that a representative of Deloitte Touche, LLP will be present at the Special Meeting, with the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. The Board of Directors recommends that the stockholders ratify the selection of Deloitte Touche, LLP, as the Company's independent auditors by voting for this proposal.


              STOCKHOLDERS' PROPOSALS

     Any stockholder who wishes to present a proposal for action at the next Meeting of Stockholders and who wishes to have it set forth in the proxy statement and identified in the form of proxy prepared by management must notify management of the Company so that such notice is received by management at its principal executive offices at 421 North Wabasha Street, Suite 260, St. Paul, Minnesota 55102 by October 30, 2001 and is in such form as is required under the rules and regulations promulgated by the Securities and Exchange Commission.


                   MISCELLANEOUS

     The Board of Directors knows of no other business to be presented at the Special Meeting but if other matters properly do come before the meeting, it is intended that the persons named in the accompanying proxy will vote the shares for which they hold proxies in accordance with their judgment.

     The Company's Annual Report on Form 10-KSB for the fiscal year ended April 30, 2000 and the Company's Quarterly Report on Form 10-QSB for the quarter ended October 31, 2000, are being delivered to the Company's stockholders with this Proxy Statement. Such reports are not to be considered part of the soliciting material.

                    By Order of The Board of Directors,

                    RICHARD A. BARBARI,
                    Chairman

Dated: February 27, 2001
       St. Paul, Minnesota

                     APPENDIX
                FORM OF PROXY CARD



                      PROXY

                  PL BRANDS, INC.
          SPECIAL MEETING OF STOCKHOLDERS
                  MARCH 22, 2001

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Richard A. Barbari and Robert
Brown, and each of them, with power of substitution as proxies for the undersigned to act and vote at the Special Meeting of Stockholders of PL Brands, Inc. (the "Company") to be held on March 22, 2001, at 1:00 p.m., local time, at the St. Paul Hotel, 350 Market Street, St. Paul, Minnesota 55102 and any adjournments thereof for the following purposes:

     1.   Election of Directors -  Nominees: Richard A. Barbari,
Christopher J. Pearson, Louis Fornetti, Anthony L. Rafel, Roland D. Pampel and Robert Brown.

[  ]  FOR           [  ]  FOR ALL EXCEPT          [  ]  WITHHOLD

INSTRUCTION: To withhold your vote for any nominee(s), mark "For All Except" and write that nominee's name on the line below.




     2. Proposal to change the name of the Company from "PL Brands, Inc." to "Othnet, Inc.".

[  ]  FOR       [  ]  AGAINST           [  ]  ABSTAIN

     3. Proposal to authorize an amendment to the Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock and Preferred Stock.

[  ]  FOR       [  ]  AGAINST           [  ]  ABSTAIN


     4. Proposal to ratify the selection of Deloitte Touche, LLP as the Company's independent auditors.

[  ]  FOR       [  ]  AGAINST           [  ]  ABSTAIN


     5. To transact such other business as may properly come before the Special Meeting or any adjournments thereof.



THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

                    Signatures of Shareholder(s)

                    Date:

NOTE: Please sign your name exactly as it appears on this Proxy. Jointly held shares require only one signature. If you are signing this Proxy as an attorney, administrator, agent, corporation, officer, executor, trustee or guardian, etc., please add your full title to your signature.

     IMPORTANT: IF YOU RECEIVE MORE THAN ONE CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE ACCOMPANYING ENVELOPE.

                PLEASE ACT PROMPTLY
        SIGN, DATE & MAIL YOUR PROXY TODAY